Exhibit 99.1

KIRKLAND’S HOME REPORTS SECOND QUARTER 2023 RESULTS

NASHVILLE, Tenn. (September 6, 2023) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week and 26-week periods ended July 29, 2023.

Second Quarter 2023 Summary

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Net sales were $89.5 million, with comparable sales decreasing 9.7%.
•
Gross profit margin improved 140 basis points year-over-year to 19.5%.
•
Operating loss improved to $18.1 million.
•
Adjusted EBITDA loss improved to $13.5 million.
•
Ended the period with a cash balance of $4.9 million and $46.0 million in outstanding debt.
•
Closed three stores to end the quarter with 340 stores.

Management Commentary

“The second quarter sales results were challenged by lower traffic and the aggressive liquidation efforts in Q2 of last year that presented a tough sales comparison, period-over-period,” said Ann Joyce, interim CEO of Kirkland’s Home. “Although we remained promotional during the quarter, we believe the shifting of our brand voice towards value and a normalizing supply chain allowed us to improve our merchandise margin by 320 basis points year-over-year. We also believe we exercised improved control of our inventory as we rebalanced our merchandise assortment for the back half of the year, resulting in 30% lower inventory levels and lower borrowings than the prior year.

“We knew this quarter would be a transition period as we focused on having the necessary merchandising and marketing plans in place heading into the harvest and holiday selling seasons. While there are persistent macro-headwinds that continue to impact the consumer environment and our customers, we believe we are well-positioned with what we can control to capitalize on our highly important selling seasons over the next two quarters. We are encouraged by the early response to our seasonal assortments and our renewed emphasis on home décor, both of which will become more prominent as we get deeper into the holiday period.

“Our management team has also been performing an overall health check on key areas of the business to ensure we’re running as efficiently and effectively as possible. While macro-economic challenges have certainly impacted our results, there are a number of other challenges that we are working to resolve. First, we are making changes quickly to our merchandise assortment and our marketing strategy to ensure that we are reconnecting with our core customers and attracting more to the fold. We are also optimizing our inventory flow through supply chain improvements, improving the omni-channel experience through technology, and ensuring stores are fully supported to deliver a superior customer experience. We believe these changes will put us on a path to positive adjusted EBITDA in the back-half of fiscal 2023 and, as we execute, position us for a return to historical adjusted EBITDA margins. While our journey has only just begun, the more I become ingrained into our day-to-day operations, the more I believe in our ability to return to profitable growth and deliver value to our shareholders over the long run.”

Second Quarter 2023 Financial Results

Net sales in the second quarter of 2023 were $89.5 million, compared to $102.1 million in the prior year quarter. Comparable same-store sales decreased 9.7%, including a 16.6% decline in e-commerce sales. The decrease was primarily driven by a decline in traffic, along with a decrease in average ticket.

Gross profit in the second quarter of 2023 was $17.4 million, or 19.5% of net sales, compared to $18.5 million, or 18.1% of net sales in the prior year quarter. The improvement as a percentage of net sales was primarily a result of improved merchandise margin, partially offset by the deleverage of fixed cost components on the lower sales base.

Operating loss in the second quarter of 2023 improved to $18.1 million compared to an operating loss of $21.8 million in the prior year quarter. The improvement to the prior year period was primarily a result of lower compensation costs and lower advertising expenses.

EBITDA in the second quarter of 2023 improved to a loss of $15.0 million compared to a loss of $17.5 million in the prior year quarter. Adjusted EBITDA in the second quarter of 2023 improved to a loss of $13.5 million compared to a loss of $16.4 million in the prior year quarter.

Net loss in the second quarter of 2023 improved to $19.4 million, or a loss of $1.51 per diluted share, compared to a net loss of $25.7 million, or a loss of $2.02 per diluted share in the prior year quarter.

As of July 29, 2023, the Company had a cash balance of $4.9 million, with $46.0 million of outstanding debt under its $90 million senior secured revolving credit facility.

Investor Conference Call and Web Simulcast

Kirkland’s Home management will host a conference call to discuss its financial results for the second quarter ended July 29, 2023, followed by a question-and-answer period with Ann Joyce, Interim CEO, Amy Sullivan, President and COO, and Mike Madden, EVP and CFO.

Date: Wednesday, September 6, 2023

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10181728

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through September 13, 2023.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 3150036

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 339 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy, the risk that natural disasters, pandemic outbreaks (such as COVID-19), global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain, the continuing consumer impact of inflation and countermeasures, including raising interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 4, 2023 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	July 29,	July 30,
	2023	2022
Net sales	$89,504	$102,101
Cost of sales	72,065	83,576
Gross profit	17,439	18,525
Operating expenses:
Compensation and benefits	19,217	21,507
Other operating expenses	14,090	16,994
Depreciation (exclusive of depreciation included in cost of sales)	1,222	1,596
Asset impairment	1,001	228
Total operating expenses	35,530	40,325
Operating loss	(18,091)	(21,800)
Other expense, net	623	283
Loss before income taxes	(18,714)	(22,083)
Income tax expense	650	3,622
Net loss	$(19,364)	$(25,705)
Loss per share:
Basic	$(1.51)	$(2.02)
Diluted	$(1.51)	$(2.02)
Weighted average shares outstanding:
Basic	12,857	12,740
Diluted	12,857	12,740

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	26-Week Period Ended
	July 29,	July 30,
	2023	2022
Net sales	$186,379	$205,386
Cost of sales	143,069	158,569
Gross profit	43,310	46,817
Operating expenses:
Compensation and benefits	39,256	42,399
Other operating expenses	28,828	33,792
Depreciation (exclusive of depreciation included in cost of sales)	2,428	3,293
Asset impairment	1,226	228
Total operating expenses	71,738	79,712
Operating loss	(28,428)	(32,895)
Other expense, net	1,033	367
Loss before income taxes	(29,461)	(33,262)
Income tax expense	2,010	298
Net loss	$(31,471)	$(33,560)
Loss per share:
Basic	$(2.46)	$(2.65)
Diluted	$(2.46)	$(2.65)
Weighted average shares outstanding:
Basic	12,817	12,653
Diluted	12,817	12,653

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	July 29,	January 28,	July 30,
	2023	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$4,890	$5,171	$10,330
Inventories, net	98,949	84,071	141,702
Prepaid expenses and other current assets	5,697	5,089	7,273
Total current assets	109,536	94,331	159,305
Property and equipment, net	33,878	38,676	45,934
Operating lease right-of-use assets	133,352	134,525	140,310
Other assets	6,818	6,714	7,891
Total assets	$283,584	$274,246	$353,440
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$56,483	$43,739	$61,569
Accrued expenses	26,432	26,069	27,636
Operating lease liabilities	40,249	41,499	40,801
Total current liabilities	123,164	111,307	130,006
Operating lease liabilities	111,746	114,613	123,426
Revolving line of credit	46,000	15,000	55,000
Other liabilities	3,834	3,553	4,897
Total liabilities	284,744	244,473	313,329
Shareholders’ (deficit) equity	(1,160)	29,773	40,111
Total liabilities and shareholders’ (deficit) equity	$283,584	$274,246	$353,440

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	26-Week Period Ended
	July 29,	July 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,471)	$(33,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	6,349	8,837
Amortization of debt issue costs	50	46
Asset impairment	1,226	228
(Gain) loss on disposal of property and equipment	(18)	183
Stock-based compensation expense	614	1,165
Changes in assets and liabilities:
Inventories, net	(14,878)	(27,673)
Prepaid expenses and other current assets	(713)	3,489
Accounts payable	12,529	(1,165)
Accrued expenses	(1,174)	(1,264)
Income taxes payable (refundable)	1,642	(2,136)
Operating lease assets and liabilities	(2,976)	(3,840)
Other assets and liabilities	291	(377)
Net cash used in operating activities	(28,529)	(56,067)

Cash flows from investing activities:
Proceeds from sale of property and equipment	74	33
Capital expenditures	(2,294)	(5,019)
Net cash used in investing activities	(2,220)	(4,986)

Cash flows from financing activities:
Borrowings on revolving line of credit	36,000	55,000
Repayments on revolving line of credit	(5,000)	—
Debt issuance costs	(456)	—
Cash used in net share settlement of stock options and restricted stock units	(76)	(2,383)
Proceeds received from employee stock option exercises	—	16
Repurchase and retirement of common stock	—	(6,253)
Net cash provided by financing activities	30,468	46,380

Cash and cash equivalents:
Net decrease	(281)	(14,673)
Beginning of the period	5,171	25,003
End of the period	$4,890	$10,330

Supplemental schedule of non-cash activities:
Non-cash accruals for purchases of property and equipment	$914	$1,502

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted operating loss. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net loss before interest and the provision for income tax, which is equivalent to operating loss, adjusted for depreciation, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating loss as operating loss with non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s non-GAAP adjustments remove asset impairment and stock-based compensation expense, due to the non-cash nature of these expenses, and remove severance charges and lease termination costs, as those expenses can fluctuate based on the needs of the business and do not represent a normal, recurring operating expense.

The following table shows a reconciliation of operating loss to EBITDA and adjusted EBITDA (in thousands) for the 13-week and 26-week periods indicated:

	13-Week Period Ended		26-Week Period Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Operating loss	$(18,091)	$(21,800)	$(28,428)	$(32,895)
Depreciation	3,092	4,338	6,349	8,837
EBITDA	(14,999)	(17,462)	(22,079)	(24,058)
Non-GAAP adjustments:
Closed store and lease termination costs in cost of sales(1)	—	(162)	—	46
Asset impairment(2)	1,001	228	1,226	228
Stock-based compensation expense(3)	124	617	614	1,165
Severance charges(4)	378	366	907	379
Total adjustments in operating expenses	1,503	1,211	2,747	1,772
Total non-GAAP adjustments	1,503	1,049	2,747	1,818
Adjusted EBITDA	(13,496)	(16,413)	(19,332)	(22,240)
Depreciation	3,092	4,338	6,349	8,837
Adjusted operating loss	$(16,588)	$(20,751)	$(25,681)	$(31,077)

(1) Costs associated with asset disposals, closed store and lease termination costs and any gains on lease terminations.

(2) Asset impairment charges are related to property and equipment, software costs and cloud computing implementation costs.

(3) Stock-based compensation expense includes amounts amortized to expense related to equity incentive plans.

(4) Severance charges include expenses related to severance agreements and permanent store closure compensation costs.